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Exhibit 21.1

NORTHSTAR HEALTHCARE INCOME, INC.

List of Significant Subsidiaries

Entity Name	Formation Jurisdiction
NorthStar Healthcare Income Operating Partnership, LP	Delaware

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  Exhibit 21.1
NORTHSTAR HEALTHCARE INCOME, INC.
List of Significant Subsidiaries